SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): December 14, 1998


                              AUDIO BOOK CLUB,INC.
             (Exact name of registrant as specified in its charter)



          FLORIDA                  1-13469                        65-0429858
(State or other jurisdiction     (Commission                  (I.R.S. Employer
      of incorporation)          File Number)                Identification No.)




                2295 Corporate Blvd., N.W., Boca Raton, FL 33431
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 561-241-1426


--------------------------------------------------------------------------------
          Former name or former address, if changed since last report



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Item 2. Acquisition or Disposition of Assets.

     On December 14, 1998 (the "Closing"), Audio Book Club, Inc. (the "Registrant") consummated the acquisition (the "Acquisition") of Radio Spirits, Inc., an Illinois corporation ("Radio Spirits"), pursuant to the terms of a Supplemental Agreement dated December 11, 1998, as amended (the "Purchase Agreement"), among the Registrant, its wholly-owned subsidiary, Classic Radio Holding Corp. ("Classic"), Radio Spirits and Carl Amari, the sole stockholder of Radio Spirits (the "Stockholder") and a Plan and Agreement of Merger of even date among the Registrant, Classic and Radio Spirits which provided for the merger of Radio Spirits with and into Classic.

     At the time of the Acquisition, Radio Spirits specialized in the syndication, sales and licensing of popular radio programs which originally aired from the 1930's through the late 1950's. Radio Spirits also produced and syndicated three national "classic" radio programs that are collectively heard in more than 300 markets by over 3 million listeners weekly. Through its in-house production and mail order services, Radio Spirits also produced and distributed audiocassettes and compact discs of vintage comedy, mystery, detective, adventure and suspense programs to customers worldwide. Radio Spirits also controlled the licensing rights to many popular serials and had an exclusive licensing arrangement with the Smithsonian Institute to market products under the Smithsonian name. As part of the transaction, Classic acquired Radio Spirits' mailing list of over 70,000 individuals as well as all of its assets. The Stockholder will remain to manage the combined, post-merger radio operations pursuant to the terms of the employment agreement referred to below.

     As consideration for the Acquisition, the Stockholder and his designees received an aggregate base purchase price of approximately $340,000 (subject to adjustment based upon the "Net Liability Value" (as defined in the Purchase Agreement) of Radio Spirits, as more particularly set forth in the Purchase
Agreement. In addition, the Registrant issued to the Stockholder and his designees an aggregate of 425,000 shares of its common stock and options to purchase an additional 175,000 shares of common stock at $13.125 per share. A total of 200,000 of the 425,000 shares and 100,000 of the 175,000 options were placed in escrow and are subject to release if certain specified "EBITDA" (as defined in the Purchase Agreement) levels for the acquired company are met for the years ending December 31, 1998 and 1999 (with respect to the escrowed shares) and for the year ending December 31, 2000 (with respect to the escrowed options). The consideration paid for the Acquisition was determined by negotiations between the representatives of the Registrant and the Stockholder.

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

     In conjunction with the Acquisition, the Stockholder entered into a three year employment agreement to serve as the President of Classic. In addition, the Stockholder agreed not to compete in the United States with the business of Classic for a period of eighteen months from the later of (i) the Closing or
(ii) his cessation of employment with Classic in return for an additional payment from the Registrant.

     The Registrant also entered into a Put Agreement which granted the Stockholder the right, under certain circumstances, commencing three years from the closing, to require the Registrant to repurchase from him up to 175,000 shares of its common stock issued in connection with the Acquisition at prices ranging from $4.00 to $12.00 per share.

     The cash consideration paid for the Acquisition was obtained by the Registrant from its Chief Executive Officer.

     The descriptions of the Purchase Agreement described herein are qualified in their entirety by reference to the terms contained in the Purchase Agreement, a copy of which is filed as an exhibit to this Report.


Item 5. Other Events.

     On December 14, 1998 the Registrant consummated the following transactions:

1.   Acquisition of Premier Electronics Laboratories ("Premier")

     The Registrant acquired all of the assets used by Premier in connection with its business of licensing, producing, marketing and selling classic videos and radio programs through mail order catalogs, phone solicitations and specialty retail organizations. The purchase price paid by the Registrant for the assets acquired consisted of $240,000 in cash, the issuance of 125,000 shares of the Registrant's common stock and a certain non-compete payment. The Registrant also granted the seller the right, under certain circumstances and subject to certain limitations, to sell the 125,000 shares received by it back to the Registrant at prices ranging from $7.00 per share for the first 25,000 shares so sold to $15.00 per share for the last 50,000 shares so sold, at various times between the second and tenth year of the closing of the acquisition.

2.   Acquisition of Metacom, Inc. ("Metacom")

     The Registrant acquired all of the assets used by Metacom in connection with its business of producing, marketing, and selling old-time radio programs. The purchase price paid by the Registrant for the assets acquired consisted of $990,000 in cash, the issuance of 50,000 shares of the Registrant's Common

                                       -3-

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Stock and options to purchase an additional  50,000 shares of Common Stock,  the payment of certain third-party costs and a certain non-compete payment. In addition, subject to certain limitations, the Registrant granted the seller the right to sell the 50,000 shares received by it back to the Registrant at $10 per share, between the third and tenth year anniversary of the closing.

3.   Acquisition of Buffalo Productions, Inc. ("Buffalo")

     The Registrant acquired all of the assets used by Buffalo in connection with its business of duplicating pre-recorded compact disks for $368,528.80.

4.   Acquisition of Joint Venture Interest

     The Registrant acquired from the Stockholder his undivided 50% interest in a joint venture that is engaged in the business of producing, broadcasting, marketing and distributing a series of old-time radio programs, for $2,550,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     A.   Financial Statements of the Business Acquired.

     It is impracticable to provide the required financial statements of Radio Spirits at this time. The required financial statements will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

     B.   Pro Forma Financial Information.

     It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

     C.   Exhibits.

     Exhibit 2.1 - Supplemental Agreement, dated as of December 11, 1998, by and among the Registrant, Classic, Radio Spirits and the Stockholder.

     Exhibit 2.2 - List of Omitted Schedules/Exhibits to the Supplemental Agreement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     AUDIO BOOK CLUB INC.



                                                     By: /s/ Michael Herrick
                                                        ------------------------
                                                         Michael Herrick,
                                                         Chief Executive Officer


Date: December  23, 1998

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